UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

December 3, 2008

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER             0-13200

Rhode Island	05-0318215
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 3, 2008, Astro-Med, Inc. (the “Company”) issued a press release in which it disclosed unaudited financial information related to third quarter consolidated earnings. The Exhibit filed with Form 8-K dated December 3, 2008 was not the final release issued by the Company and contained incorrect numbers for the Company’s current ratio and current liabilities. A copy of the correct press release (as originally issued) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS

On December 4, 2008, the Company conducted a conference call to review its third quarter earnings release. On the call, the Company updated its previously issued earnings guidance for fiscal year 2009, indicating an expect range of annual sales of $74-$76 million and earnings per share of $0.45 to $0.50. The webcast can be accessed for the next five days at www.Astro-MedInc.com/webcast.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit
Exhibit no.	Exhibit
99.1	Press Release dated December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: December 4, 2008	ASTRO-MED, INC.

By:	/s/ Joseph P. O’Connell
______________________

Joseph P. O’Connell

Senior Vice President, Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release Dated December 3, 2008